Exhibit 99.1

CareDx Announces Closing of Public Offering of Common Stock, Including Full Exercise of Underwriters’ Option to Purchase Additional Shares

BRISBANE, Calif., October 10, 2017 (GLOBE NEWSWIRE) -- CareDx, Inc. (Nasdaq: CDNA), a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant patients, today announced the closing of its previously announced underwritten public offering of 4,992,840 shares of its common stock, including 651,240 shares sold pursuant to the underwriters’ full exercise of their option to purchase additional shares to cover over-allotments, at a price to the public of $4.00 per share. The net proceeds to CareDx from this offering are expected to be approximately $18.3 million, after deducting underwriting discounts and commissions and other estimated offering expenses.

“This was a very successful follow-on financing,” said Peter Maag, Chief Executive Officer and President. “Following this important financial milestone, CareDx remains focused on a successful AlloSure launch, while driving our core products to better serve both patients and the transplant community.”

Craig-Hallum Capital Group acted as sole book-running manager for the offering. H.C. Wainwright & Co. acted as co-manager for the offering.

The securities described above were offered by CareDx pursuant to a registration statement on Form S-1 (File No. 333-220319) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on October 4, 2017, and a registration statement on Form S-1 (File No. 333-22080) filed by CareDx with the SEC on October 4, 2017, which became effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended. A final prospectus relating to and describing the terms of the offering was filed with the SEC on October 5, 2017 and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus may also be obtained from Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, by telephone at (612) 334-6300 or by email at prospectus@chlm.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CareDx

CareDx, Inc., headquartered in Brisbane, California, is a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant recipients. CareDx offers products across the transplant testing continuum, including AlloMap® and AlloSure™ for post-transplant surveillance and Olerup SSP®, Olerup QTYPE®, and Olerup SBT™ for pre-transplant HLA testing.

For more information, please visit: www.CareDx.com.

Forward Looking Statements

This press release includes forward-looking statements, including expectations regarding the amount of net proceeds expected from the offering, the AlloSure launch and CareDx’s ability to drive its core products to better serve both patients and the transplant community. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed by CareDx with the SEC on April 21, 2017 and the periodic reports that CareDx has subsequently filed with the SEC, and the final prospectus related to the public offering filed with the SEC on October 5, 2017. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

CONTACTS:

CareDx, Inc.

Sasha King

Chief Commercial Officer

415-287-2393

sking@caredx.com

Investor Relations

David Clair

Integrated Corporate Relations, Inc.

646-277-1266

david.clair@icrinc.com